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EXHIBIT 11

                          CHARTER ONE FINANCIAL, INC.
                       COMPUTATION OF PER SHARE EARNINGS

                                               THREE MONTHS ENDED           TWELVE MONTHS ENDED
                                          ---------------------------   ---------------------------
                                            12/31/02       12/31/01       12/31/02       12/31/01
                                          ------------   ------------   ------------   ------------
                                                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
BASIC EARNINGS PER SHARE(1):
Weighted average number of common
   shares outstanding .................    225,561,551    235,750,648    229,302,385    232,547,418
                                          ============   ============   ============   ============
Net income ............................   $    145,726   $    135,079   $    577,668   $    500,714
                                          ============   ============   ============   ============
Basic earnings per share ..............   $        .65   $        .57   $       2.52   $       2.15
                                          ============   ============   ============   ============
DILUTED EARNINGS PER SHARE(1):
Weighted average number of common
   shares outstanding .................    225,561,551    235,750,648    229,302,385    232,547,418
Add common stock equivalents for shares
   issuable under stock option plans ..      5,941,137      5,668,101      6,813,458      5,836,056
                                          ------------   ------------   ------------   ------------
Weighted average number of common and
   common equivalent shares outstanding    231,502,688    241,418,749    236,115,843    238,383,474
                                          ============   ============   ============   ============
Net income ............................   $    145,726   $    135,079   $    577,668   $    500,714
                                          ============   ============   ============   ============
Diluted earnings per share ............   $        .63   $        .56   $       2.45   $       2.10
                                          ============   ============   ============   ============
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(1)      Restated to reflect the 5% stock dividend issued September 30, 2002.